                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement of Novavax, Inc. on Form S-3 of our report dated October 20, 2000, relating to the combined financial statements of Fielding Pharmaceutical Company and MB Packaging, Inc., which appears in the Current Report on Form 8-K/A of Novavax, Inc. dated December 18, 2000.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

McLean, Virginia
January 3, 2001